UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023 (January 11, 2023)

GLOBAL PARTNER ACQUISITION CORP II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39875	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Rye Ridge Plaza Suite 350 Rye Brook, NY	10573
(Address of principal executive offices)	(Zip Code)

(917) 793 1965

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-sixth of one redeemable warrant	GPACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	GPAC	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the units	GPACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Investment Agreement

On January 13, 2023, Global Partner Acquisition Corp II, a Cayman Island exempted company (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with Global Partner Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and Endurance Global Partner II, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Investor will contribute to the Sponsor an aggregate amount in cash equal up to $3,000,000 (the “Investment Contribution”), which amount will be loaned to the Company in accordance with the Promissory Note (as defined below) (the “Investment Loan”), in consideration for which, the Sponsor shall issue to the Investor interests in certain equity securities of the Company.

In connection with the closing of the transactions contemplated by the Investment Agreement, the Sponsor has transferred control of the Sponsor to affiliates of Antarctica Capital Partners, LLC.

The Investment Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, corporate authority, and compliance with applicable laws. The representations and warranties of each party set forth in the Investment Agreement were made solely for the benefit of the other parties to the Agreement, and shareholders of the Company are not third-party beneficiaries of the Investment Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Investment Agreement, which may differ from what may be viewed as material by shareholders of the Company, (b) were made only as of the date of the Investment Agreement or such other date as is specified in the Investment Agreement and (c) may have been included in the Investment Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Investment Agreement is included with this filing only to provide shareholders of the Company with information regarding the terms of the Investment Agreement, and not to provide shareholders of the Company with any other factual information regarding any of the parties or their respective businesses.

As previously disclosed on a Form 8-K filed with the SEC on January 6, 2023, the Sponsor has agreed to lend to the Company the funds required to pay expenses incurred by the Company and reasonably related to the costs and expenses of facilitating the extension of the term of the Company.

The foregoing description of the Investment Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Letter Agreement

On January 13, 2023, the Company, the Sponsor, and certain officers and directors of the Company (the “Insiders,” and together with the Sponsor, the “Letter Agreement Parties”) entered into an amendment to the Letter Agreement, dated January 11, 2021 (the “Letter Agreement”), to allow the Sponsor to transfer its holdings in the Company, directly or indirectly, to affiliate(s) of Antarctica Capital Partners, LLC prior to the expiration of the applicable lock-up (the “Letter Agreement Amendment”). In connection with the resignation of certain Insiders (as described below), the Letter Agreement Parties agreed that all Insiders that have resigned from their positions as officers and/or directors of the Company shall no longer be parties to the Letter Agreement.

The foregoing description of the Letter Agreement Amendment is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

Extension Meeting Promissory Note

As disclosed in the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 23, 2022 (the “Proxy Statement”), relating to the extraordinary general meeting of shareholders of the Company (the “Extension Meeting”), the Sponsor agreed that if the Extension Amendment Proposal (as defined below) is approved, it or one or more of its affiliates, members or third-party designees (the “Lender”) will contribute to the Company as a loan, within ten (10) business days of the date of the Extension Meeting, $450,000, to be deposited into the trust account established in connection with the Company’s initial public offering (the “Trust Account”). In addition, in the event the Company does not consummate an initial business combination by the Articles Extension Date (as defined below), the Lender may contribute to the Company $150,000 as a loan to be deposited into the Trust Account for each of nine one-month extensions following the Articles Extension Date.

Accordingly, on January 13, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $3,000,000 (the “Promissory Note”) to the Sponsor. The Sponsor funded the initial principal amount of $450,000 on January 13, 2023. The Promissory Note does not bear interest and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate a business combination, the Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. The proceeds of the Promissory Note will be deposited in the Trust Account. Up to $1,750,000 of the total principal amount of the Promissory Note may be converted, in whole or in part, at the option of the Lender into warrants of the Company at a price of $1.50 per warrant, which warrants will be identical to the private placement warrants issued to the Sponsor at the time of the initial public offering of the Company.

The foregoing description of the Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.3 hereto and which is incorporated herein by reference.

Working Capital Promissory Note

On January 13, 2023, the Company and the Sponsor entered into an amendment to the promissory note dated August 1, 2022 (the “Working Capital Promissory Note”), to extend the maturity date of the Working Capital Promissory Note to the earlier of (i) January 14, 2024, (ii) the consummation of a business combination of the Company and (iii) the liquidation of the Company.

The foregoing description of the amendment to the Working Capital Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.4 hereto and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2023, Paul J. Zepf, Pano Anthos, Andrew Cook, James McCann and Jay Ripley tendered their resignations as directors of the Company. Additionally, Paul J. Zepf and David Apseloff resigned as officers of the Company. There was no known disagreement with any of our outgoing directors or officers on any matter relating to the Company’s operations, policies or practices.

Also on January 13, 2023, Chandra R. Patel was appointed Chief Executive Officer and Chairman of the board, Richard C. Davis was appointed President, Jarett Goldman was appointed Chief Financial Officer and Graeme Shaw was appointed Chief Technology Officer.

The following sets forth certain information concerning each new director and officer’s past employment history, directorships held in public companies, if any, and for directors, their qualifications for service on the Company’s board.

Chandra R. Patel is the founder of Antarctica Capital and has served as the managing partner of Antarctica Capital since 2010. Antarctica Capital is an international private equity firm headquartered in New York with offices in the UK and India. Mr. Patel is responsible for Antarctica Capital’s strategic direction and core relationships and leads the firm’s key expansion initiatives. He developed the real assets business for Antarctica Capital and its SIGA®, SARO® and SEREY™ investment strategies. Mr. Patel co-founded Antarctica Capital’s private equity business and raised its first real estate fund. Mr. Patel served as the chairman of the board of directors of Endurance Acquisition Corp. (“Endurance”) from April 2021 until the completion of its business combination with SatixFy Communications Ltd. (“SatixFy”) in October 2022. Previously, he invested in a portfolio of companies in technology and healthcare, and he was involved in a number of cross-border transactions and policy initiatives. Mr. Patel also founded and held senior management positions at a variety of technology and information services companies and was an associate at a leading New York law firm. He sits on the boards of Weddell Re and EarthDaily Analytics Corp. Mr. Patel graduated from the University of Kansas (Bachelors of Arts), Summa Cum Laude, London School of Economics (Master of Science), and Boston College (Juris Doctor). We believe that Mr. Patel is well qualified to serve on our board due to his extensive experience in private equity transactions and as the founder and managing partner of Antarctica Capital.

Richard C. Davis is a highly experienced executive with over 25 years of experience in corporate finance, private equity and the space industry. Mr. Davis has served as a member of the board of SatixFy since October 2022. Prior to that, he served as the chief executive officer and a member of the board of directors of Endurance from April 2021 until the completion of its business combination with SatixFy in October 2022. Since March 2021, he has served as a managing director of ADP. He is also a founder and managing member of ArgoSat Advisors, a premier global advisory firm focused on the space industry that was founded in 2009. As part of his duties with ArgoSat, Mr. Davis sits on the board of Sky and Space Corporation. Prior to ArgoSat, Mr. Davis was president, and later interim-CFO, for ProtoStar, a communications satellite operator which raised over $500 million and launched two DTH satellites over Asia. Earlier in his career, Mr. Davis was a private equity investor Principal at VantagePoint Venture Partners, a private equity and venture capital firm with $4 billion of assets under management. His focus was on media/telecom as well as semiconductors/semiconductor capital equipment. Before that he was a vice president and founding member of the Lehman Brothers Communication Fund which was an $800 million private equity fund focused on communications infrastructure investments. In these roles, Mr. Davis was involved in equity and debt investments, asset acquisitions and dispositions and mergers and other business combinations or spin-offs for approximately two dozen companies in various investment lifecycle stages. Mr. Davis started his corporate finance career as an associate at Salomon Brothers. Mr. Davis was formerly an instructor pilot in the United States Air Force. He received his B.S. in Astrophysics (cum laude) from the University of Minnesota, and his MBA from the University of Virginia.

Jarett Goldman is an experienced investment professional with 15+ years of global experience in corporate finance, principal investing, and capital markets. Mr. Goldman is currently a director at Antarctica Capital and is responsible for transaction execution, asset management and business development within the firm’s digital infrastructure and real assets-focused investment strategies. He possesses experience across capital markets, investment, and business development roles with a recent focus on digital, transportation, and space infrastructure. Prior to his role at Antarctica Capital, Mr. Goldman held a number of positions at Citi in New York and Hong Kong. In his last position he served as a vice president and regional product head for Citi’s Issuer Services business in Asia Pacific, with full P&L responsibility over 18 countries and oversight over strategy, product development, transaction structuring, marketing, operations, technology and financial management. Mr. Goldman holds a Bachelor of Science in Policy Analysis and Management and Mandarin Chinese from Cornell University and a Master of Business Administration from Columbia Business School.

Graeme Shaw is an innovative, respected technologist and business strategist with over two decades of progressive experience in the aerospace and telecommunications industries. An expert in satellite engineering, telecommunications and business development, Dr. Shaw has extensive global experience in conceiving, designing, selling, buying, financing, managing, monitoring and operating satellite and technology projects. Mr. Shaw served as the chief technology officer of Endurance from September 2021 until the completion of its business combination with SatixFy in October 2022. Since March 2021, he has served as a managing director of ADP. He is also a founder and managing member of ArgoSat Advisors, a premier global advisory firm focused on the space industry that was founded in 2009. As part of his duties with ArgoSat, Dr. Shaw supports clients in leading the design, development, procurement and management of many new satellite projects and financings. He acts as technical advisor to financial sector clients to provide due diligence on multibillion-dollar investments or M&A transactions. Prior to ArgoSat, Dr. Shaw served as senior director of business development for Orbital Sciences Corporation where he led the Asia Pacific sales activities. Dr. Shaw has ScD and SM degrees in Aeronautics/Astronautics from the Massachusetts Institute of Technology and a BEng degree from Imperial College, London.

Messrs. Patel, Davis, Goldman and Shaw will not be compensated by the Company for their service as officers or directors.

In connection with their appointment as officers, Messrs. Patel, Davis, Goldman and Shaw are entering into a standard form of indemnity agreement for officers and a joinder agreement to the Letter Agreement to be bound by the same provisions applicable to Insiders (as such term is defined in the Letter Agreement).

Committee Appointments

The Company already has an audit committee, compensation committee, and nominating and corporate governance committee. Each of these committees are comprised entirely of independent directors and acts under written charters, which more specifically sets forth their responsibilities and duties, as well as requirements for each committee’s composition and meetings. The charter of each of the committees, is available on the SEC’s website at sec.gov.

 As a result of recent departures from the board, each of the audit committee, compensation committee, and nominating and corporate governance committee currently consists of the following members:

●	Audit Committee: Gary DiCamillo as Chairman; Claudia Hollingsworth and William Kerr as members.

●	Compensation Committee: William Kerr as Chairman; Claudia Hollingsworth as member.

●	Nominating and Corporate Governance Committee: William Kerr as Chairman; Claudia Hollingsworth as member.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2023, the Company held the Extension Meeting to amend the Company’s amended and restated memorandum and articles of association (the “Articles Amendment”) to extend the date (the “Termination Date”) by which the Company has to consummate a business combination from January 14, 2023 (the “Original Termination Date”) to April 14, 2023 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to nine times by an additional one month each time after the Articles Extension Date, by resolution of the Company’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until January 14, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of the Company’s initial business combination shall have occurred prior to such date (the “Extension Amendment Proposal”). The shareholders of the Company approved the Extension Amendment Proposal at the Extension Meeting and on January 13, 2023, the Company filed the Articles Amendment with the Registrar of Companies of the Cayman Islands.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 11, 2023, the Company held the Extension Meeting to approve the Extension Amendment Proposal, a proposal to approve the Letter Agreement Amendment (the “Insider Letter Amendment Proposal”) and a proposal to allow the adjournment of the Extension Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extension Meeting, there were insufficient ordinary shares of the Company represented (either in person or by proxy) to approve the Extension Amendment Proposal or the Insider Letter Amendment Proposal (the “Adjournment Proposal”), each as more fully described in the Proxy Statement. As there were sufficient votes to approve the Extension Amendment Proposal and the Insider Letter Amendment Proposal, the Adjournment Proposal was not presented to shareholders.

Holders of 30,323,994 ordinary shares of the Company held of record as of December 16, 2022, the record date for the Extension Meeting, were present in person or by proxy at the meeting, representing approximately 80.86% of the voting power of the Company’s ordinary shares as of the record date for the Extension Meeting, and constituting a quorum for the transaction of business.

The voting results for the proposals were as follows:

The Extension Amendment Proposal

For	Against	Abstain
29,591,556	732,438	0

The Insider Letter Amendment Proposal

For	Against	Abstain
28,584,335	727,385	1,012,274

In connection with the vote to approve the Extension Amendment Proposal, the holders of 26,068,281 Class A ordinary shares, par value $0.0001 per share, of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.167 per share, for an aggregate redemption amount of approximately $265,050,166.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Memorandum and Articles of Association.
10.1†	Investment Agreement, dated January 13, 2023, by and among Global Partner Acquisition Corp II, Global Partner Sponsor II LLC and Endurance Global Partner II, LLC.
10.2	Letter Agreement Amendment, dated January 13, 2023, by and among Global Partner Acquisition Corp II, its officers and directors and Global Partner Sponsor II LLC.
10.3	Promissory Note, dated January 13, 2023, by and among Global Partner Acquisition Corp II and Global Partner Sponsor II LLC.
10.4	Amendment to Promissory Note, dated August 1, 2022, by and among Global Partner Acquisition Corp II and Global Partner Sponsor II LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2023

GLOBAL PARTNER ACQUISITION CORP II

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Chief Executive Officer